CONSENT SOLICITATION STATEMENT


                            SFX ENTERTAINMENT, INC.
                SOLICITATION OF CONSENTS TO PROPOSED AMENDMENTS
                  WITH RESPECT TO THE INDENTURE GOVERNING ITS
                  $200,000,000 AGGREGATE PRINCIPAL AMOUNT OF
             9 1/8% SENIOR SUBORDINATED NOTES DUE DECEMBER 1, 2008
                           CUSIP NUMBER: 784178 AE5
          CONSENT PAYMENT: $10 PER $1,000 AGGREGATE PRINCIPAL AMOUNT
 .          RECORD DATE: 5:00 P.M., NEW YORK CITY TIME, ON JUNE 22, 1999

                              ------------------

      SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN THIS CONSENT SOLICITATION STATEMENT, SFX ENTERTAINMENT, INC. ("SFX") WILL ACCEPT ALL PROPERLY COMPLETED, EXECUTED AND DATED CONSENTS (AS DEFINED HEREIN) RECEIVED BY THE DEPOSITORY (AND NOT REVOKED) PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON JULY 7, 1999, (AS SUCH TIME AND DATE MAY BE EXTENDED, THE "EXPIRATION DATE"), FROM HOLDERS (AS DEFINED HEREIN) OF RECORD ON JUNE 22, 1999 OF SFX'S 9 1/8% SENIOR SUBORDINATED NOTES DUE DECEMBER 1, 2008 (THE "NOTES"). AS SOON AS PRACTICABLE AFTER THE OPERATIVE DATE (AS DEFINED HEREIN), SUBJECT TO THE TERMS AND CONDITIONS SET FORTH HEREIN, SFX WILL PAY TO HOLDERS IN RESPECT OF SUCH CONSENTS A CASH PAYMENT OF $10 PER $1,000 PRINCIPAL AMOUNT OF NOTES TO WHICH SUCH CONSENT RELATES. SFX WILL NOT BE OBLIGATED TO ACCEPT ANY CONSENTS RECEIVED AFTER THE EXPIRATION DATE. CONSENTS MAY BE REVOKED AT ANY TIME PRIOR TO THE EFFECTIVE DATE (AS DEFINED HEREIN).

                              ------------------

      SFX Entertainment, Inc., a Delaware corporation ("SFX" or the "Company"), hereby solicits the consent (the "Consent") of the registered holders ("Holders") as of June 22, 1999 (the "Record Date") of its 9 1/8% Senior Subordinated Notes due December 1, 2008 (the "Notes") to amendments (the "Proposed Amendments") of certain provisions of the Indenture dated as of November 25, 1998, as amended by supplemental indentures dated as of January 13, 1999 and June 21, 1999 (as amended and supplemented on or prior to the date hereof, the "Indenture"), among SFX, the Guarantors (as defined in the Indenture) and The Chase Manhattan Bank, as trustee (the "Trustee"), pursuant to which the Notes were issued.

      Upon the terms and subject to the conditions set forth in this Consent Solicitation Statement (this "Statement"), the related form of Consent and instructions thereto ("Consent Form") and any supplemental materials attached hereto or provided prior to the Expiration Date (which, collectively, constitute the "Consent Solicitation"), promptly after the Operative Date, SFX will pay a cash payment to each Holder who delivers a properly completed and executed Consent Form equal to $10 per $1,000 principal amount of Notes (the "Consent Payment") for which Consents are received and not revoked prior to the Expiration Date. SFX is not obligated, and does not intend, to accept Consents from any Holders after 5:00 p.m., New York City time, on July 7, 1999. Accordingly, Consents received by the Depository after such date will not be accepted and Holders of such Notes will not receive the Consent Payment.

      Pursuant to the terms of the Indenture, the Proposed Amendments require the written Consent from Holders of not less than a majority in aggregate principal amount of the outstanding Notes (the "Required Consents"). The Proposed Amendments constitute a single proposal and a consenting Holder must consent to the Proposed Amendments as an entirety and may not consent selectively. Immediately upon receipt of the Required Consents, SFX intends to deliver to the Trustee an officers' certificate confirming the receipt of the Required Consents, whereupon SFX, the Guarantors and the Trustee will execute a supplemental indenture (the "Supplemental Indenture") containing the Proposed Amendments. The time and date on which the Supplemental Indenture is executed is hereinafter referred to as the "Effective Date." However, the Supplemental Indenture will provide that the Proposed Amendments will become operative only upon delivery by SFX of an officers' certificate to the Trustee stating that the Conditions have been satisfied. The date on which the Effective Date shall have occurred and SFX has delivered an officers' certificate to the Trustee stating that the Conditions have been satisfied is hereinafter referred to as the "Operative Date."

      CONSENTS SHOULD BE SENT TO THE DEPOSITORY AT THE ADDRESS SET FORTH ON THE FINAL PAGE OF THIS CONSENT SOLICITATION STATEMENT. UNDER NO CIRCUMSTANCES SHOULD ANY HOLDER DELIVER ANY NOTES.

                              ------------------

     FOR FURTHER INFORMATION RELATING TO THE SOLICITATION, PLEASE TELEPHONE EITHER THE SOLICITATION AGENT OR THE INFORMATION AGENT AT THE TELEPHONE NUMBERS SET FORTH ON THE BACK COVER OF THIS CONSENT SOLICITATION STATEMENT. TO OBTAIN ADDITIONAL COPIES OF THIS CONSENT SOLICITATION STATEMENT, PLEASE CONTACT THE INFORMATION AGENT.

                              ------------------

            The Solicitation Agent for the Consent Solicitation is:


                                LEHMAN BROTHERS

       The date of this Consent Solicitation Statement is June 23, 1999.

                        AVAILABLE INFORMATION ABOUT SFX

     SFX is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and files periodic reports, registration statements and other information with the Securities and Exchange Commission (the "Commission") relating to its business, financial condition and other matters. Such reports, registration statements and other information should be available for inspection at the public reference facilities of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices located at 7 World Trade Center, New York, New York 10048 and at Citicorp Center, 500 West Madison Street (Suite 1400), Chicago, Illinois 60661. You may obtain copies from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Please call the Commission at 1-800-SEC-0330 for more information on the public reference rooms. The Commission also maintains a Web site at http://www.sec.gov which contains SFX's reports, registration statements and proxy and information statements and other information.

     Statements made in this Consent Solicitation Statement concerning the provisions of any contract, agreement or other document referred to herein constitute accurate summaries of the provisions of such document which are material to such statements, but such statements do not purport to be complete. With respect to each such statement concerning a contract, agreement or other document filed with the Commission, reference is made to such filing for a more complete description of the matter involved, and each such statement is qualified in its entirety by such reference.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

                       [This Section Omitted from Filing]

       Any statement contained in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document that is or is deemed to be incorporated by reference herein) modifies or supersedes the previous statement. Any statement so modified or superseded will not be deemed to constitute a part hereof except as so modified or superseded.

       This Consent Solicitation Statement incorporates documents by reference that are not presented herein or delivered herewith. These documents (other than exhibits to the documents unless the exhibits are specifically incorporated by reference herein) are available, without charge, upon oral or written request by any person to whom this Consent Solicitation Statement has been delivered, from SFX Entertainment, Inc., 650 Madison Avenue, New York, New York 10022, Attention: Timothy Klahs, Director of Investor Relations, telephone number (212) 407-9126. In order to ensure timely delivery of the documents, any request should be made as soon as possible. SFX will deliver the requested documents by first class mail or other equally prompt means as soon as practicable after receipt of the request.

       You should rely only on the information contained or incorporated by reference in this Consent Solicitation Statement. We have not authorized anyone to provide you with information that is different from what is contained in this Consent Solicitation Statement. This Consent Solicitation Statement is dated June 23, 1999. You should not assume that the information contained in this Consent Solicitation Statement is accurate as of any date other than the date hereof.

       No person has been authorized to give any information or to make any representations, other than those contained in this Consent Solicitation Statement. If given or made, such information or representation cannot be relied upon as having been authorized by SFX, Lehman Brothers, Inc. (the "Solicitation Agent"), Georgeson & Company, Inc. (the "Information Agent") or ChaseMellon Shareholder Services, L.L.C. (the "Depository"). SFX is not aware of any jurisdiction in which the making of the Consent Solicitation is not in compliance with applicable law. If SFX becomes aware of any jurisdiction in which the making of the Consent Solicitation would not be in compliance with applicable law, it will make a good faith effort to comply with such law. If, after such good faith effort, it cannot comply with any such law, Consents will not be solicited from Holders residing in such jurisdictions. In any jurisdiction where the securities, blue sky or other laws require the Consent Solicitation to be made by a licensed broker or dealer, the Consent Solicitation will be deemed to be made on behalf of SFX by the Solicitation Agent or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

       The Consent Solicitation is being made to all Holders. A beneficial owner of Notes (other than a DTC Participant) registered in the name of a nominee must either (i) instruct the relevant Holder to deliver a Consent on its behalf or (ii) obtain a written proxy from such Holder if such beneficial owner desires to deliver a Consent in respect of such Notes. Holders must deliver (and not revoke) Requisite Consents to approve the Proposed Amendments. For purposes of the foregoing calculation, any Notes held by SFX or any of its affiliates will not be counted as outstanding. As of the date of this Consent Solicitation Statement, the aggregate principal amount of Notes outstanding is $200.0 million none of which are held by SFX or any of its affiliates.

       The Consent should be sent to the Depository, not to SFX or the Solicitation Agent. In no event should a Holder tender or deliver Notes.


                  SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

       SFX believes that certain statements contained in this Consent Solicitation Statement or incorporated by reference in this Consent Solicitation Statement are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and are considered prospective. The following statements are or may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995:

      o statements before, after or including the words "may," "will," "could," "should," "believe," "expect," "future," "potential," "anticipate," "intend," "plan," "estimate" or "continue" or the negative or other variations of these words; and

      o  other statements about matters that are not historical facts.

     SFX may be unable to achieve future results covered by the forward-looking statements. The statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the future results that the statements express or imply. The specific risks and uncertainties that could materially affect SFX's future results include SFX's absence of combined operating history and potential inability to integrate acquired businesses, need for additional financing, high degree of leverage, granting of rights to acquire certain portions of SFX's operations, variable economic conditions and consumer tastes, risks associated with conducting business in foreign jurisdictions, regulatory risks and restrictions imposed by existing debt and future payment obligations. Other important factors that could cause actual results to differ materially are described in SFX's filings with the Securities and Exchange Commission. In particular, please refer to the statements made under the caption entitled "Risk Factors" in SFX's Annual Report on Form 10-K for the year ended December 31, 1998. Please do not put undue reliance on these forward-looking statements, which speak only as of the date of this Consent Solicitation Statement.

                           THE CONSENT SOLICITATION

TERMS OF THE CONSENT SOLICITATION

       If (i) the Requisite Consents are received, (ii) SFX, the Guarantors and the Trustee execute a supplemental indenture (the "Supplemental Indenture") containing the Proposed Amendments, (iii) the Conditions (described below) are satisfied and (iv) the Proposed Amendments become operative as set forth herein, then SFX will pay to each Holder delivering prior to the Expiration Date the enclosed form of consent (the "Consent") to the Depository (provided such Consent is not revoked) a one-time cash payment in the amount of $10 for each $1,000 in principal amount of the Notes as to which such Consent is given (the "Consent Payment"). Only Holders of record as of 5:00 p.m., New York City time, on June 22, 1999 (the "Record Date") may submit a Consent. Holders that do not properly or timely consent to the Proposed Amendments, or whose Consent is revoked, will not receive a Consent Payment with respect thereto, even though the Proposed Amendments, if they become operative, will be binding upon them. A duly executed Consent (unless revoked as herein provided) shall bind the Holders executing the same and any subsequent registered holder or transferee of the Notes to which such Consent relates. However, a Consent may be revoked at any time prior to the Effective Date (as defined herein) by the Holder of the Notes to which such Consent relates or any subsequent record holder of those Notes in the manner described herein.

       The term "Holder" shall mean a registered holder of Notes as reflected in the records of the Trustee as of the Record Date. SFX anticipates that The Depository Trust Company ("DTC"), as nominee holder of the Notes, will execute an omnibus proxy which will authorize its participants ("DTC Participants") to consent with respect to the Notes held by it and held in the name of Cede & Co. as specified on the DTC position listing as of the Record Date. In such case, all references to Holder shall, unless otherwise specified, include DTC Participants.

     The delivery of a Consent to the Proposed Amendments will not affect a Holder's right to sell or transfer the Notes. Only Holders of record as of the Record Date may submit a Consent.

       Upon receipt of the Requisite Consents (which may occur prior to the Expiration Date), SFX, the Guarantors and the Trustee will execute the Supplemental Indenture. The date and time at which the Supplemental Indenture is executed is referred to herein as the "Effective Date." However, the Supplemental Indenture will provide that the Proposed Amendments will become operative only upon delivery by SFX of an officers' certificate to the Trustee stating that the Conditions have been satisfied. The date on which the Effective Date shall have occurred and SFX has delivered an officers' certificate to the Trustee stating that the Conditions have been satisfied is referred to herein as the "Operative Date." Holders delivering Consents received after the Effective Date but prior to the Expiration Date will nonetheless be entitled to receive the Consent Payment as soon as practicable after the Operative Date. If the Requisite Consents are not received by the Depository by 5:00 p.m., New York City time, on the Expiration Date, then SFX, in its sole discretion, may elect to extend the Expiration Date, from time to time, as herein provided, in which case all such Consents shall remain valid (subject to revocation as herein provided) until the date and time to which the Expiration Date is so extended.

       SFX expressly reserves the right (i) to extend the Expiration Date, from time to time, (ii) to terminate the Consent Solicitation at any time prior to the Operative Date for any reason (whether or not the Requisite Consents have been received) and (iii) to amend, at any time or from time to time, the terms of the Consent Solicitation. Any such extension of the Expiration Date shall be effective if SFX gives oral or written notice thereof to the Depository no later than 9:00 a.m. (and, if such notice is given orally, followed by written notice to the Depository (given by facsimile or otherwise) no later than 2:00 p.m.), New York City time, on the first business day following any previously announced Expiration Date. Any termination or amendment of the Consent Solicitation shall be effective upon written notice thereof from SFX to the Depository. As promptly as practicable following any such extension, termination or amendment, notice thereof shall be given by SFX to each Holder in writing or by press release to the Dow Jones News Service.


CONDITIONS TO CONSENT SOLICITATION

       Concurrently with the solicitation of Consents to the Proposed Amendments, SFX is soliciting the consent (the "Tranche A Consent Solicitation") of the registered holders of its 9 1/8% Senior Subordinated Notes due February 1, 2008, Series B (the "Tranche A Notes") to certain amendments of the Indenture governing the Tranche A Notes (the "Tranche A Indenture"). The terms and provisions of the Tranche A Indenture are substantially similar to the Indenture and the proposed amendments to the Tranche A Indenture are substantially the same as the Proposed Amendments. As of June 22, 1999, there were $350 million aggregate principal amount of Tranche A Notes outstanding.

     Notwithstanding any other provision of the Consent Solicitation, SFX's obligation to accept and pay for Consents validly tendered pursuant to the Consent Solicitation is subject to and conditioned upon (i) receipt of the Required Consents prior to the Expiration Date and the execution by SFX, the Guarantors and the Trustee of the Supplemental Indenture, (ii) receipt of the required consents from the registered holders of the Tranche A Notes prior to the expiration date of the Tranche A Consent Solicitation and the execution of the supplemental indenture to the Tranche A Indenture by the parties thereto,
(iii) receipt of all governmental and third-party consents and approvals required in connection with the Consent Solicitation and the adoption of the Proposed Amendments, including, without limitation, the consent of the lenders under SFX's senior credit facility, and (iv) the absence of any law or regulation, injunction, action or other proceeding (pending or threatened) which (in the case of any action or proceeding, if adversely determined) would make unlawful or invalid or enjoin the implementation of the Proposed Amendments or the entering into of the Supplemental Indenture. The foregoing conditions (the "Conditions") are for the sole benefit of SFX and may be asserted regardless of the circumstances giving rise to any such condition (including any action or inaction by SFX). The foregoing rights will not be deemed a waiver of any other right and each right will be deemed and ongoing right which may be asserted at any time and from time to time.

       The Consent Solicitation may be abandoned by SFX at any time prior to the Operative Date for any reason (including, without limitation, if any of the Conditions are not satisfied), in which case all Consents will be voided and no Consent Payments will be made.


CONSENT PROCEDURES

       Holders who desire to consent to the Proposed Amendments should so indicate by marking the appropriate box on the Consent included herewith, and completing, signing, dating and delivering the same to the Depository in the manner set forth below. However, if none of the boxes on the Consent is checked, but the Consent is otherwise properly completed, signed, dated and delivered, the Holder will be deemed to have consented to the Proposed Amendments.

       Consents executed by the registered Holder of Notes should be executed in exactly the same manner as the name(s) appear(s) on the Notes. If Notes to which a Consent relates are held by two or more joint Holders, all such Holders should sign the Consent. If a Consent is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other registered holder acting in a fiduciary or representative capacity, such person should so indicate when signing and should submit to the Depository appropriate evidence (satisfactory to SFX) of such person's authority to so act, along with the Consent. If Notes are registered in different names, separate Consents must be executed by each such registered holder. Consents by DTC Participants whose Notes are registered in the name of Cede & Co. should be signed in the manner in which their names appear on the position listing of Cede & Co. with respect to the Notes.

       Subject to the terms and conditions set forth in this Consent Solicitation Statement, SFX will accept all properly completed and executed Consents received by the Depository (and not subsequently revoked) prior to 5:00 p.m., New York City time, on the Expiration Date. All questions as to the validity, form, eligibility (including the time of receipt) and acceptance of Consents and revocations will be resolved by SFX in its sole discretion, whose determination shall be final and binding, subject only to the review and approval of the Depository with respect to proof of execution and ownership. SFX reserves the right to reject any and all Consents not validly given or the acceptance of which could, in the opinion of SFX or its counsel, be unlawful. SFX also reserves the right (subject to such review and approval of the Depository) to waive any defects, irregularities or conditions of delivery as to particular Consents. Unless waived, all such defects and irregularities must be cured prior to the Expiration Date, and any Consent with such a defect or irregularity will not be deemed to have been properly given until so cured or waived. Neither SFX, the Depository nor any other person shall be under any duty to give notification of any such defects or irregularities, nor shall any of them incur any liability for failure to give such notification. SFX's interpretation of the terms and conditions of this Consent Solicitation shall be conclusive and binding. After the Operative Date, all Holders, including non-consenting holders and all subsequent holders, of the Notes will become bound by the Proposed Amendments.


REVOCATION OF CONSENTS

       Pursuant to Section 9.04 of the Indenture, Consents with respect to the Proposed Amendments may be revoked by a Holder of the Notes to which such Consent relates or by any subsequent registered holder of those Notes if the Depository receives the notice of revocation before the Effective Date. Consents may not be revoked on or after the Effective Date. Notices of revocation must be completed, signed, dated and delivered to the Depository (accompanied by such proxy or other required documents) in the same manner as would be required for a Consent.

SOLICITATION AGENT, INFORMATION AGENT AND DEPOSITORY

       SFX has retained Lehman Brothers as Solicitation Agent in connection with the Consent Solicitation. The Solicitation Agent will solicit Consents and will respond to inquiries of Holders. The Solicitation Agent will receive a customary fee for its services in connection with the Consent Solicitation and reimbursement for reasonable out-of-pocket expenses, including counsel's fees. SFX and the Guarantors have agreed to indemnify the Solicitation Agent against certain liabilities and expenses, including liabilities under the securities laws, in connection with the Consent Solicitation.

       SFX has retained Georgeson & Company, Inc. as Information Agent in connection with the Consent Solicitation. The Information Agent will distribute the Consent Solicitation Statement and the Consent Form, respond to inquiries and receive a customary fee for such services. Requests for additional copies of this Consent Solicitation Statement or the Consent Form may be directed to the Information Agent at its address and/or telephone number set forth on the back cover page of this Consent Solicitation Statement.

       SFX has retained ChaseMellon Shareholder Services, L.L.C. as Depository in connection with the Consent Solicitation. The Depository will receive, collect and tabulate Consents and make the Consent Payments on behalf of SFX promptly after the Operative Date. The Depository will receive a customary fee for such services and reimbursement for reasonable out-of-pocket expenses.

       Brokers, dealers, commercial banks, trust companies and other nominees will be reimbursed for their reasonable out-of-pocket expenses incurred in forwarding copies of this Consent Solicitation Statement and related documents to the beneficial owners of Notes. All such fees and expenses will be paid by SFX.

BACKGROUND OF COMPANY

General

       SFX is the world's largest diversified promoter, producer and venue operator for live entertainment events. Our major areas of focus within the live entertainment industry include music, theater (primarily touring Broadway shows), sports and family entertainment. In addition, we are a leading fully-integrated sports marketing and management company specializing in the representation of athletes and broadcasters, integrated event management, television programming and production and marketing consulting services. We own, partially or entirely, and/or operate under lease or exclusive booking arrangements, the largest network of venues used principally for music concerts and other live entertainment events in the United States, with 82 venues in 31 of the top 50 markets, including 16 amphitheaters in the top 10 markets. We also develop and manage touring Broadway shows, selling subscription series in 38 markets.

       We have benefited from significant growth in the live entertainment industry over the last several years. We believe that our ability to provide integrated services as a promoter, producer, venue operator and manager of live entertainment events will encourage wider use of our venues by performers. We also believe that this ability will allow us to capture a greater percentage of revenues generated by those events and may contribute to the overall growth of the live entertainment industry.

       During 1998, giving pro forma effect to all completed acquisitions, approximately 37 million people attended 13,200 events promoted and/or produced by SFX, including approximately 6,250 music concerts, 5,800 theatrical shows, over 800 family entertainment shows and over 350 specialized motor sports shows.

       Our core business is the promotion and production of live entertainment events, most significantly for concert and other music performances in venues owned and/or operated by SFX and in third-party venues. As a promoter, we typically:

        o  market events and tours;

        o  sell tickets;

        o  provide or otherwise rent event venues; and

        o arrange for local production services, such as stage, set, sound and lighting.

   As a producer, we:

        o create tours for music concerts, theatrical events, specialized motor sports and other events;

        o  develop and manage Broadway touring theatrical shows; and

        o  develop specialized motor sports and other live entertainment events

       SFX also represents over 650 professional athletes and broadcasters for contract and marketing services. In addition, SFX's event marketing programs demonstrated products to over 10 million people in 1998.

Operating Strategy

       Our principal objectives are to maximize revenue and cash flow growth opportunities by owning and/or operating leading live entertainment venues, being a leading promoter and producer of live entertainment events and a leading provider of talent representation services. Our specific strategies including the following:

     o OWN AND/OR OPERATE LEADING LIVING ENTERTAINMENT VENUES IN NATION'S TOP 50 MARKETS

     We currently own and/or operate venues in 31 of the top 50 markets in the United States and intend to pursue additional live entertainment venues in the top 50 markets. We believe this will enhance our ability to secure access to a large aggregate audience; book events on a national scale; and encourage wider use of our venues by performers.

     o    EXPAND FOREIGN OPERATIONS

       The live entertainment industry outside the United States is highly fragmented, with little, if any, integration of services. Event promotion, production, sponsorship and management is typically done at a local level by small operators. We believe that the expansion of our international operations, primarily in the promotion and production of live entertainment events, will provide significant opportunities for future growth. In particular, we believe that this expansion would allow us to capture a greater percentage of revenues generated by international music tours and provide numerous ancillary revenue opportunities, such as sponsorships, concessions and merchandise. We also believe that the expansion of our foreign operations will provide us with better access to local talent, which we can then promote on an international basis, as well as additional outlets for the live entertainment events we produce, promote or manage in the United States. Initially, we intend to focus primarily on acquisition opportunities in Western Europe.

     o    MAXIMIZE ANCILLARY REVENUE OPPORTUNITIES

       We intend to pursue revenue sources related to our live entertainment business. We believe that these related revenue sources generally have higher margins than promotion and production revenues. These revenue sources include:

     -- the sale of corporate sponsorships, naming and other rights, concessions and merchandise;

     -- the sale of rights to advertise to our large aggregate national audience;

     --   the development of associated intellectual property rights; and

     -- the development of Internet opportunities, including affinity clubs, through the creation of a common SFX web site.

       We recently agreed to sell naming rights for several of our existing venues, and have the opportunity to sell naming rights to a majority of our remaining venues. We also recently entered into more than 30 national sponsorships covering national tours arranged by SFX or for the exploitation of our national network of venues. The majority of these sponsorships are for clients who are either new to SFX or to the entertainment industry in general. We believe significant opportunities remain available for various types of sponsorships.

     o    EXPLOIT SYNERGIES OF THE ACQUIRED BUSINESSES

       We plan to maximize revenues by exploiting the synergies of our various businesses and those resulting from the consolidation of venue ownership and our expanding overall size.

     o    INCREASE USE OF VENUES; DIVERSIFICATION ACTS AND VENUES

       Typically, venue operators do not utilize their venues for many of the dates available for live entertainment events in any given season. We believe that we will be able to increase the utilization of our venues through our ability to affect scheduling on a nationwide basis; our local knowledge, relationships and expertise; and our presentation of a diverse range of acts and events.

      o  INNOVATIVE EVENT MARKETING

     We plan to use innovative event marketing to increase admissions, sponsorship and advertising revenues and to develop ticketing strategies more accurately reflecting demand, resulting in increased overall attendance and increases in both lower priced and premium priced tickets. In addition, we believe that we can increase the profitability of our venues by offering premium ticket packages.

     o STRICT COST CONTROLS; NATIONALLY COORDINATED BOOKING, MARKETING & ACCOUNTING

       We will continue to impose strict financial reporting and cost controls on all of our businesses. In addition, we intend to complete the implementation of a national booking system, an integrated marketing team and a centralized accounting system to take advantage of significant economies of scale.

     o    PURSUE COMPLEMENTARY ACQUISITION OPPORTUNITIES

       We intend to continue to pursue attractive acquisition opportunities in the highly fragmented live entertainment business, both in the United States and internationally. Through consolidation, we expect to be better able to address what we believe is a growing desire among performers and talent agents to deal with fewer, more sophisticated promoters.


THE PROPOSED AMENDMENTS

       Set forth below is a brief description of the Proposed Amendments to the Indenture for which Consents are being sought pursuant to the Consent Solicitation. A full description of the Proposed Amendments is set forth on Annex I hereto. The Proposed Amendments constitute a single proposal and a consenting Holder must consent to the Proposed Amendments as an entirety and may not consent selectively. The Proposed Amendments will be embodied in an amendment to the Indenture in the form set forth in the Supplemental Indenture which will become operative on the Operative Date. Thereafter, the Proposed Amendments will be binding on all Holders whether or not such Holder has delivered a Consent.

       Only Holders as of the Record Date can consent to the Proposed Amendments. Pursuant to the terms of the Indenture, the Proposed Amendments require the written Consent from Holders of not less than a majority in aggregate principal amount of the outstanding Notes.

       The summaries of provisions of the Indenture and the proposed modifications thereto set forth below are qualified in their entirety by reference to the full and complete terms contained in the Indenture and the proposed form of Supplemental Indenture. Capitalized terms used herein and not otherwise defined in this Consent Solicitation Statement have the same meanings as set forth in the Indenture. Holders may obtain copies of the Indenture and the proposed form of Supplemental Indenture without charge from the Depository.


       The proposed Amendments to the Indenture are as follows:

       GUARANTOR (AMENDMENT TO SECTION 1.01 (DEFINITIONS -- GUARANTOR)). The Indenture defines "Guarantor" to mean each of SFX's current and future domestic Restricted Subsidiaries that executes a Subsidiary Guarantee and its respective successors and assigns (emphasis added). We would like to clarify that any Restricted Subsidiary that executes a Subsidiary Guarantee, whether foreign or domestic, would constitute a "Guarantor" under the Indenture. While SFX is not required to cause its foreign Restricted Subsidiaries to become Guarantors, and generally does not intend to do so in the future, to the extent a Restricted Subsidiary is or becomes a Guarantor in the future, such Restricted Subsidiary should be treated as any other Guarantor under the Indenture.

       PERMITTED INVESTMENTS (AMENDMENT TO SECTION 1.01 (DEFINITIONS -- PERMITTED INVESTMENTS)). Section 4.07 of the Indenture (Restricted Payments) currently limits the ability of SFX and its Restricted Subsidiaries to make "Restricted Investments." The Indenture defines "Restricted Investments" to mean "an Investment other than a Permitted Investment." The term "Permitted Investment" is generally defined to include, among other things, Investments in a Guarantor or in a Person engaged in a Permitted Business that, as a result of any such Investment, becomes a Guarantor. We are proposing to change the definition of Permitted Investments to generally allow Investments in our Restricted Subsidiaries or in any Person engaged in a Permitted Business that, as a result of any such Investment, becomes a Restricted Subsidiary of ours, regardless of whether the Restricted Subsidiary is a Guarantor. BECAUSE THE INDENTURE GENERALLY REQUIRES ALL DOMESTIC RESTRICTED SUBSIDIARIES OF SFX TO BECOME GUARANTORS, THE PRIMARY SIGNIFICANCE OF THE

PROPOSED AMENDMENT IS THAT IT WOULD ALLOW SFX TO MAKE INVESTMENTS IN FOREIGN RESTRICTED SUBSIDIARIES WITHOUT REQUIRING THEM TO BECOME GUARANTORS. The Investments could take the form of loans, capital contributions, the purchase of equity or debt securities, the transfer of assets or other forms of investments.

       The primary purpose of this proposal is to permit SFX to take advantage of attractive acquisition opportunities outside the United States and to provide financing and operating flexibility. SFX is currently pursuing additional acquisitions, including acquisitions of foreign companies. However, it has not entered into any definitive agreements with respect to such acquisitions, and there can be no assurance that it will do so.

       DEBT INCURRENCE COVENANT (AMENDMENT TO SECTION 4.09 -- INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK). Section 4.09 of the Indenture limits, among other things, the ability of SFX and its Subsidiaries to incur Indebtedness or issue shares of Disqualified Stock. The restrictions in the covenant do not apply to certain items of specified "Permitted Debt" and the covenant allows SFX (but not its Subsidiaries) to incur Indebtedness so long as
(i) no Default or Event of Default has occurred and is continuing and (ii) SFX's Debt to Cash Flow Ratio after giving pro forma effect to the incurrence of such Indebtedness or the issuance of such Disqualified Stock is no greater than certain specified levels. The Proposed Amendment would accomplish two principal objectives. The provision permitting SFX to incur Indebtedness or issue Disqualified Stock so long as it satisfied the specified Debt to Cash Flow Ratio test would be amended to also permit Restricted Subsidiaries to incur Indebtedness or issue preferred stock under the existing Ratio test. In addition, the Permitted Debt provision would be modified to, among other things, permit Restricted Subsidiaries to be direct borrowers under the Credit Facilities and to allow any Restricted Subsidiary to guarantee the Indebtedness of SFX or any other Restricted Subsidiary. NEITHER AMENDMENT WOULD INCREASE THE DEBT INCURRENCE CAPACITY CURRENTLY PERMITTED UNDER THE INDENTURE.

       The primary purpose of this proposal is to provide SFX with the flexibility to finance its operations, including foreign operations, in the most efficient manner possible. In the event SFX significantly expands its foreign operations, it would likely seek to enter into Credit Facilities that provide for, among other things, foreign subsidiary borrowings and multicurrency availability. SFX is currently pursuing foreign acquisition opportunities and has had discussions with its lenders regarding the terms of a multicurrency credit facility involving multiple subsidiaries as co-borrowers. However, it has not entered into definitive agreements with respect to any such acquisitions or any financing proposal, and there can be no assurance that it will do so.

       TRANSACTIONS WITH AFFILIATES COVENANT (AMENDMENT TO SECTION 4.11 -- TRANSACTIONS WITH AFFILIATES). Section 4.11 of the Indenture generally treats transactions between SFX and/or any of its Restricted Subsidiaries and joint venture entities as "Affiliate Transactions," simply by virtue of the fact that SFX has a significant direct or indirect equity interest in such entities. As a result, before undertaking such transactions, SFX may be required to deliver officers' certificates to the Trustee and obtain fairness opinions from independent accounting, appraisal or investment banking firms. These requirements can be administratively burdensome and, in some cases, costly. We would like to exclude from this covenant transactions between us and a joint venture entity that is considered to be an Affiliate solely because it is "controlled" by SFX. Transactions between us and entities in which our officers, directors or controlling stockholders have a 10% or greater equity interest will continue to be subject to the provisions of the Affiliate Transactions covenant.

       SFX believes that the proposed change would significantly reduce SFX's compliance costs without reducing the Holders' covenant protection, since SFX's management already has a strong incentive to ensure that such transactions are performed on arms-length terms.

       SUBSIDIARY OWNERSHIP COVENANT (AMENDMENT TO SECTION 4.17 -- ISSUANCES AND SALES OF EQUITY INTERESTS IN RESTRICTED SUBSIDIARIES). Section 4.17 of the Indenture (i) limits the ability of SFX to transfer, sell or otherwise dispose of Equity Interests of any Restricted Subsidiary (unless such transfer, sale or other disposition is of all the Equity Interests in such Restricted Subsidiary) and (ii) restricts the ability of any Restricted Subsidiary to issue its Equity Interests. SFX proposes that this covenant be deleted. SFX believes that the covenant's significant restrictions on the creation of Restricted Subsidiaries that are not wholly-owned may interfere with the implementation of SFX's operating strategy, particularly with respect to foreign acquisitions and Internet opportunities. In certain foreign jurisdictions, for example, local partners may be required or highly desirable. In addition, SFX believes that the ability to co-invest in new ventures with experienced management or others may expand SFX's business opportunities and provide SFX with a greater ability to align the interests of operating personnel with the success of the ventures they operate.

       Notwithstanding the deletion of Section 4.17, the Holders of the Notes would continue to have the protection of Section 4.09 (Incurrence of Indebtedness and Issuance of Preferred Stock) and Section 4.10 (Asset Sales). Specifically, the issue or sale by SFX or any of its Subsidiaries of Equity Interests of any of SFX's Restricted Subsidiaries would continue to constitute an "Asset Sale" under the Indenture, subject to the fair value and use of proceeds provisions of Section 4.09, and the issuance of preferred stock by a Restricted Subsidiary would be subject to satisfaction of the Debt to Cash Flow Ratio in Section
4.09. In addition, if SFX were to sell or otherwise dispose of Equity Interests of any Subsidiary such that, after giving effect to any such sale or disposition, such person were no longer a Subsidiary of SFX, SFX will be deemed to have made an Investment equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of, which would be subject to the provisions of Section 4.07 (Restricted Payments).


CERTAIN SIGNIFICANT CONSIDERATIONS

       IN ADDITION TO THE OTHER INFORMATION DESCRIBED ELSEWHERE AND INCORPORATED BY REFERENCE HEREIN, HOLDERS OF NOTES SHOULD CONSIDER THAT IF THE PROPOSED AMENDMENTS BECOME EFFECTIVE, HOLDERS OF NOTES WILL NO LONGER BE ENTITLED TO THE BENEFITS OF THOSE PROVISIONS APPLICABLE TO SFX THAT WILL HAVE BEEN MODIFIED BY THE PROPOSED AMENDMENTS. SFX CAN PROVIDE NO ASSURANCES THAT THE PROPOSED AMENDMENTS, IF APPROVED, WILL NOT ADVERSELY AFFECT THE MARKET PRICE OF THE NOTES OR INCREASE THE CREDIT RISKS WITH RESPECT TO SFX.

       THE PROPOSED AMENDMENTS WOULD PROVIDE SFX WITH GREATER FLEXIBILITY TO EXPAND ITS OPERATIONS INTERNATIONALLY, INCLUDING THROUGH THE ACQUISITION OF FOREIGN COMPANIES. INTERNATIONAL OPERATIONS ARE SUBJECT TO CERTAIN RISKS INHERENT IN DOING BUSINESS ABROAD, INCLUDING:

        o  EXPOSURE TO LOCAL ECONOMIC CONDITIONS;

        o  CURRENCY EXCHANGE RATE FLUCTUATIONS AND CURRENCY CONTROLS;

        o WITHHOLDING AND OTHER TAXES ON REMITTANCES AND OTHER PAYMENTS BY SUBSIDIARIES; AND

        o  INVESTMENT RESTRICTIONS OR REQUIREMENTS.

THERE CAN BE NO ASSURANCES THAT THE RISKS OUTLINED ABOVE, OR OTHER RISKS INHERENT IN DOING BUSINESS ABROAD, WILL NOT HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS, RESULTS OF OPERATIONS OR FINANCIAL CONDITION.

MISCELLANEOUS

       SFX is not aware of any jurisdiction in which the making of the Consent Solicitation is not in compliance with applicable law. If SFX becomes aware of any jurisdiction in which the making of the Consent Solicitation would not be in compliance with applicable law, SFX will make a good faith effort to comply with such law. If, after such good faith effort, SFX cannot comply with any such law, the Consent Solicitation will not be made to (nor will Consents be accepted from or on behalf of) Holders residing in such jurisdiction.

       NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION ON BEHALF OF SFX NOT CONTAINED IN THIS CONSENT SOLICITATION STATEMENT OR IN THE CONSENT FORM AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

       The following is a summary of the material U.S. federal income tax consequences of the Proposed Amendments and the receipt of the Consent Payment to Beneficial Owners (as defined below) and is for general information only. It is based upon provisions of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), the applicable Treasury Regulations promulgated and proposed thereunder (the "Regulations"), judicial authority and current administrative rulings and practice, all of which are subject to change, possibly on a retroactive basis. This discussion does not purport to address all aspects of U.S. federal income taxation that may be relevant to particular Beneficial Owners in light of their individual circumstances or to certain types of Beneficial Owners subject to special treatment under the Code (for example, insurance companies, tax-exempt organizations, financial institutions, brokers or dealers in securities, foreign corporations, non-resident alien individuals and certain U.S. expatriates), nor does it discuss any aspect of state, local or non-U.S. taxation or estate and gift tax considerations. Further, except as otherwise expressly indicated, this discussion only deals with Beneficial Owners who are United States persons and assumes that the Notes are held as "capital assets" within the meaning of Section 1221 of the Code. For these purposes, a "United States person" means a person who or which is (i) an individual who is a citizen or resident of the United States for U.S. federal income tax purposes, (ii) a corporation, partnership or other entity created or organized under the laws of the United States or any political subdivision thereof, (iii) an estate, the income of which is subject to U.S. federal income tax regardless of its source, (iv) a "United States trust" (as defined below), or (v) a person whose income or gain with respect to the Notes is otherwise subject to U.S. federal income tax as net income. A "United States trust" means any trust, if, and only if, (x) a court within the United States is able to exercise primary supervision over the administration of the trust and (y) one or more trustees which are United States persons have the authority to control all substantial decisions of the trust.

       For purposes of this discussion, the term "Beneficial Owner" means each person treated as an owner of Notes for federal income tax purposes

RECEIPT OF CONSENT PAYMENT

       Although there is no authority directly on point, SFX intends to treat the Consent Payment for federal income tax purposes as a fee paid to Holders that grant consents pursuant to the Consent Solicitation. If such treatment is respected, a Holder would be required to recognize ordinary income for federal income tax purposes in an amount equal to the Consent Payment to which it is entitled, when the Consent Payment is received or accrued, in accordance with its method of accounting.

MODIFICATION OF DEBT INSTRUMENT

       Under federal tax law, certain "significant" modifications to a debt instrument will result in a deemed exchange of the original debt instrument for a new debt instrument. Such a deemed exchange would be a taxable event (unless a nonrecognition provision of the Code applied).

       The Regulations provide that a modification of a debt instrument that adds, deletes or alters customary accounting or financial covenants is not a significant modification. However, the Regulations further provide that a change in the yield of a debt instrument is a significant modification under the Regulations if the yield of the modified instrument, determined by taking into account the Consent Payment made to the issuer or holder as consideration for the modification (and any prior consent payment paid to the Holder as consideration for prior modifications), varies from the yield on the unmodified instrument (determined as of the date of the modification) by more than the greater of 1/4 of one percent (25 basis points) or 5 percent of the annual yield of the unmodified instrument.

       Although the matter is not free from doubt, SFX currently believes that the payment of the Consent Payment may cause a "significant modification" of the Notes if, taking into account the Consent Payment paid to the Beneficial Owners of the Notes as consideration for their Consent, the change in the yield of such Notes is significant under the Regulations. In such case, the payment of the Consent Payment in respect of the Notes will result in a deemed exchange of the Notes for federal income tax purposes by Beneficial Owners of such Notes that receive such Consent Payment.

     To the extent that the payment of the Consent Payment in respect of Notes results in a deemed exchange of such Notes for federal income tax purposes, such exchange would be a taxable transaction unless such deemed exchange constitutes a tax-free recapitalization. SFX currently intends to take the position that both the Notes, prior to modification, and the Notes, as modified by the Proposed Amendments and payment of the Consent Payment, are "securities" for federal income tax purposes, and, accordingly, such deemed exchange will constitute a tax-free recapitalization for purposes of the Code. Under this treatment, Beneficial Owners of such Notes will not recognize gain or loss upon such deemed exchange. Instead, Beneficial Owners will have an adjusted tax basis and holding period in the Notes, as modified, equal to the adjusted tax basis and holding period in the Notes prior to such modification.

       There is no assurance that, if challenged by the U.S. Internal Revenue Service (the "IRS"), SFX's recapitalization position will be upheld. If such deemed exchange of the Notes is held to be a taxable exchange, Beneficial Owners of the Notes generally will recognize gain or loss equal to the difference of the fair market value of the Notes and the adjusted tax basis of such Notes. This gain or loss generally will be a long-term capital gain or loss if the Beneficial Owner has held the relevant Notes for more than one year, and any gain will be ordinary income to the extent such gain reflects market discount on such Notes that has not already been subject to federal income tax.

       If the adoption of the Proposed Amendments were treated as a constructive exchange and the fair market value of the Notes, as modified by the Proposed Amendments, is less than their principal amount, such Notes generally would be issued with original issue discount equal to such difference (subject to a de minimus exception). The foregoing assumes that the Notes are "publicly traded," as such term is defined for purposes of the provisions of the Code and Regulations relating to original issue discount. Such original issue discount would be includible in the income of a Beneficial Owner on a constant yield-to-maturity basis over the remaining life of the Notes; however, such inclusions of original issue discount would be reduced, if a Beneficial Owner's adjusted tax basis in the Notes exceeds their fair market value on the date of the constructive exchange, to the extent of the accrual of such excess on a constant yield basis.

       Beneficial Owners of Notes should be aware that no ruling has been requested from the IRS regarding the tax consequences of the Proposed Amendments or payment of the Consent Payment, and no assurance can otherwise be given that the tax treatment described above will be accepted by the IRS. Beneficial Owners of Notes are strongly urged to consult with their tax advisors as to the tax consequences of the Proposed Amendments and receipt of the Consent Payment, including the consequences of any resulting taxable exchange to Beneficial Owners.

BACKUP WITHHOLDING

       The receipt of the Consent Payment by a Beneficial Owner may be subject to backup withholding at the rate of 31% unless such Beneficial Owner (1) is a corporation or comes within certain other exempt categories and demonstrates this fact, or (2) provides on a properly executed substitute Form W-9 (included as part of the Consent Form) a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. Any amount withheld under these rules will be credited against the Beneficial Owner's U.S. federal income tax liability. If backup withholding results in an overpayment of U.S. federal income taxes, a refund may be obtained from the IRS provided the required information is furnished. A Beneficial Owner who does not provide its correct taxpayer identification number may be subject to penalties imposed by the IRS.

CONSEQUENCES TO NON-U.S. HOLDERS

       Although it is unclear whether United States federal withholding tax is applicable to the payment of a Consent Payment to Non-U.S. Holders, SFX intends to withhold tax from the Consent Payment paid to such Non-U.S. Holders at a rate of 30% unless (i) such Non-U.S. Holder is engaged in the conduct of a trade or business in the United States to which the receipt of the Consent Payment is effectively connected and provides a properly executed IRS Form 4224 or (ii) a tax treaty between the United States and the country of residence of the Non-U.S. Holder eliminates or reduces the withholding on other income and such Non-U.S. Holder provides a properly executed IRS Form 1001. Non-U.S. Holders should consult their own tax advisors regarding the availability of a refund of any United States withholding tax.

       THE FOREGOING SUMMARY INCLUDED HEREIN IS NECESSARILY FOR GENERAL INFORMATION ONLY. BENEFICIAL OWNERS OF NOTES ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISORS AS TO THE SPECIFIC CONSEQUENCES TO THEM OF PAYMENT OF THE CONSENT PAYMENT AND THE ADOPTION OF THE PROPOSED AMENDMENTS, INCLUDING THE APPLICABILITY OF STATE, LOCAL AND NON-U.S. INCOME AND OTHER TAX LAWS.

                                              ANNEX I
                                              TO CONSENT SOLICITATION STATEMENT

                              PROPOSED AMENDMENTS

       The Proposed Amendments would modify the definitions of "Guarantor" and "Permitted Investments," Section 4.09 and Section 4.11 of the Indenture and delete Section 4.17 of the Indenture as indicated below (language to be deleted is stricken and language to be added is printed in bold face type [capitalized] and underlined):

       IF THE PROPOSED AMENDMENTS ARE ADOPTED, SECTION 1.01 (DEFINITIONS -- GUARANTOR) WILL BE AMENDED AS FOLLOWS:

       "Guarantor" means each of the Company's current and future [Begin Strikethrough]domestic[End Strikethrough] Restricted Subsidiaries that executes a Subsidiary Guarantee in accordance with the provisions of this Indenture, and its respective successors and assigns.

       IF THE PROPOSED AMENDMENTS ARE ADOPTED, SECTION 1.01 (DEFINITIONS -- PERMITTED INVESTMENTS) WILL BE AMENDED AS FOLLOWS:

       "Permitted Investments" means (i) any Investment in the Company or in a [Begin Strikethrough]Guarantor[End Strikethrough] RESTRICTED SUBSIDIARY OF THE COMPANY; (ii) any Investment in Cash Equivalents; (iii) any Investment by the Company or any Restricted Subsidiary of the Company in a Person engaged in a Permitted Business, if (a) as a result of, or concurrently with, such Investment such Person becomes a [Begin Strikethrough]Guarantor[End Strikethrough] RESTRICTED SUBSIDIARY OF THE COMPANY or (b) as a result of, or concurrently with, such Investment such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a [Begin Strikethrough]Guarantor[End Strikethrough] RESTRICTED SUBSIDIARY OF THE COMPANY; or (c) the Company or a [Begin Strikethrough]Guarantor[End Strikethrough] RESTRICTED SUBSIDIARY OF THE COMPANY has entered into a binding agreement to acquire such Person or all or substantially all of the assets of such Person, which agreement is in effect on the date of such Investment, and such Person becomes a [Begin Strikethrough]Guarantor[End Strikethrough] RESTRICTED SUBSIDIARY OF THE COMPANY or such transaction is consummated, AS APPLICABLE, in each case within 180 days of the date of such Investment; (iv) any Restricted Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10 hereof; (v) any obligations or shares of Capital Stock received in connection with or as a result of a bankruptcy, workout or reorganization of the issuer of such obligations or shares of Capital Stock; (vi) any Investment received involuntarily; (vii) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company; (viii) any Investment made under the Pace Acquisition Facility pursuant to the Pace Agreement as in effect on the date hereof; (ix) Investments owned by any of the Acquired Businesses as of the date such Acquired Business is acquired; (x) other Investments in Persons engaged in Permitted Businesses (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (x) that are at the time outstanding, not to exceed 5% of Total Tangible Assets; (xi) the consummation of the Pending Acquisitions; (xii) the Meadows Repurchase and the Series E Preferred Repurchase; provided that the Company receives either (x) a cash payment from Broadcasting or Broadcasting Buyer or an Affiliate thereof at or prior to the date of the Broadcasting Merger at least equal to the aggregate amount expended by the Company in the Meadows Repurchase and the Series E Preferred Repurchase less $3.0 million or (y) an increase in favor of the Company in the Working Capital Adjustment (including the avoidance of a decrease) contemplated by the Merger Agreement in an amount at least equal to the aggregate amount expended by the Company in the Meadows Repurchase and the Series E Preferred Repurchase less $3.0 million or (z) any combination thereof adding up to an amount at least equal to the aggregate amount expended by the Company in the Meadows Repurchase and the Series E Preferred Repurchase less $3.0 million; and (xiii) other Investments in any Person (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (xiii) that are at the time outstanding, not to exceed $4.0 million.

       IF THE PROPOSED AMENDMENTS ARE ADOPTED, SECTION 4.09 (INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK) WILL BE AMENDED AS FOLLOWS:

SECTION 4.09. INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK.

       The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively "incur") any Indebtedness (including Acquired Debt) or issue any shares of Disqualified Stock and will not permit any of its Subsidiaries to issue any shares of preferred stock; provided, however, that, so long as no Default or Event of Default has occurred and is continuing, the Company may incur Indebtedness (including Acquired Debt) or issue shares of Disqualified Stock and the [Begin Strikethrough]Guarantors may issue shares of preferred stock[End Strikethrough] COMPANY'S RESTRICTED SUBSIDIARIES MAY INCUR INDEBTEDNESS (INCLUDING ACQUIRED DEBT) OR ISSUE SHARES OF PREFERRED STOCK if, in each case, the Company's Debt to Cash

Flow Ratio at the time of incurrence of such Indebtedness or the issuance of such Disqualified Stock or preferred stock, as the case may be, after giving pro forma effect to such incurrence or issuance as of such date and to the use of the proceeds therefrom as if the same had occurred at the beginning of the most recently ended four full fiscal quarter period of the Company for which internal financial statements are available, would have been no greater than
(a) 7.0 to 1.0, if such incurrence or issuance is prior to December 31, 1999 or
(b) 6.5 to 1.0 thereafter.

       The provisions of the first paragraph of this covenant will not apply to the incurrence of any of the following (collectively, "Permitted Debt"):

          (i) the incurrence by the Company [Begin Strikethrough](and the guarantee thereof by Guarantors)[End Strikethrough] AND/OR THE COMPANY'S RESTRICTED SUBSIDIARIES of Indebtedness and Letters of Credit under one or more Credit Facilities in an aggregate principal amount at any time outstanding not to exceed $400.0 million (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and the Guarantors thereunder), less the aggregate amount of all repayments, optional or mandatory, of the principal of any term Indebtedness under a Credit Facility that have been made since the date hereof and less the aggregate amount of all commitment reductions of any revolving Indebtedness under a Credit Facility pursuant to clause (i) of the third paragraph of Section 4.10 hereof;

          (ii) the incurrence by the Company and the guarantee thereof by the Guarantors of Indebtedness represented by the Notes and the Subsidiary Guarantees;

          (iii) the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness;

          (iv) the incurrence by the Company or its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financing or purchase money obligations, in each case incurred for the purposes of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary, in an aggregate amount not to exceed $5.0 million at any time outstanding, including all Permitted Refinancing Debt incurred pursuant to clause (v) below to refund, replace or refinance any Indebtedness pursuant to this clause (iv);

          (v) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred by the first paragraph of this Section 4.09, or by clauses (ii), (iii), (iv), (v), (vii) or (x) of this paragraph;

          (vi) the incurrence of Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that (a) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full of all Obligations with respect to the Notes and (b) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary, and any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary, shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be;

          (vii) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this Indenture to be outstanding;

          (viii) the guarantee by the Company or any of [Begin Strikethrough] the Guarantors[End Strikethrough] ITS RESTRICTED SUBSIDIARIES of Indebtedness that was permitted to be incurred by another provision of this Section 4.09;

          (ix) the incurrence by the Company's Unrestricted Subsidiaries of Non-Recourse Debt, provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Company that was not permitted by this clause (ix);

          (x) the issuance of preferred stock by the Company pursuant to the Contemporary Agreement, as in effect on the date of this Indenture;

          (xi) the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount at any time outstanding, including all Permitted Refinancing Indebtedness incurred pursuant to clause (v) above to refund, refinance or replace any Indebtedness incurred pursuant to this clause (xi), not to exceed $10.0 million.

       For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (xi) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company shall, in its sole discretion, classify such item of Indebtedness in any manner that complies with this Section 4.09 and such item of Indebtedness will be treated as having been incurred pursuant to only one of such clauses or pursuant to the first paragraph hereof. Accrual of interest, the accretion of accreted value, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant.

       IF THE PROPOSED AMENDMENTS ARE ADOPTED, SECTION 4.11 (TRANSACTIONS WITH AFFILIATES) WILL BE AMENDED AS FOLLOWS:

SECTION 4.11. TRANSACTIONS WITH AFFILIATES

       The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (OTHER THAN A PERSON THAT IS AN AFFILIATE SOLELY BY REASON OF THE COMPANY OR ANY RESTRICTED SUBSIDIARY OF THE COMPANY OWNING AN EQUITY INTEREST IN SUCH PERSON OR OTHERWISE CONTROLLING SUCH PERSON) (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or such Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and (ii) the Company delivers to the Trustee (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the members of the Board of Directors that are disinterested as to such Affiliate Transaction and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, an opinion as to the fairness to the Company of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing; provided that (1) any employment agreement entered into by, and any compensation paid by, the Company or any of its Restricted Subsidiaries, in each case, approved by the Compensation Committee, (2) transactions between or among the Company and/or its Restricted Subsidiaries, (3) fees and compensation paid to members of the Board of Directors of the Company and of its Restricted Subsidiaries in their capacity as such, to the extent such fees and compensation are reasonable, customary and consistent with past practices and the issuance of shares of the Company to the Directors who were holders of options or stock appreciation rights in Broadcasting as of the Spin-Off record date, whether or not vested, (4) fees and compensation paid to, and indemnity provided on behalf of, officers, directors or employees of the Company or any of its Restricted Subsidiaries, as determined by the Board of Directors of the Company or of any such Restricted Subsidiary, to the extent such fees and compensation are reasonable, customary and consistent with past practices, (5) the transactions specifically contemplated by the Merger Agreement, the agreements relating to the Pending Acquisitions or by instruments referred to in any such agreements, in each case, as the same are in effect on the date hereof, (6) the Spin-Off Transactions, (7) the transactions specifically contemplated by the Delsener/Slater Employment Agreements, in each case as in effect on the date hereof, (8) the Meadows Repurchase and the Series E Preferred Repurchase; provided that the Company receives either (x) a cash payment from Broadcasting or Broadcasting Buyer or an Affiliate thereof at or prior to the date of the Broadcasting Merger at least equal to the aggregate amount expended by the Company in the Meadows Repurchase and the Series E Preferred Repurchase less $3.0 million or (y) an increase in favor of the Company in the Working Capital Adjustment (including the avoidance of a decrease) contemplated by the Merger Agreement in an amount at least equal to the aggregate amount expended by the Company in the Meadows Repurchase and the Series E Preferred Repurchase less $3.0 million or (z) any combination thereof adding up to an amount at least equal to the aggregate amount expended by the Company in the Meadows Repurchase and the Series E Preferred Repurchase less $3.0 million; and (9) any Restricted Payment that is permitted by the provisions of Section 4.07 hereof, in each case, shall not be deemed to be Affiliate Transactions.

       IF THE PROPOSED AMENDMENTS ARE ADOPTED, SECTION 4.17 (ISSUANCES AND SALES OF EQUITY INTERESTS IN RESTRICTED SUBSIDIARIES) WILL BE DELETED AS
FOLLOWS:

SECTION 4.17.[Begin Strikethrough]ISSUANCES AND SALES OF EQUITY INTERESTS IN RESTRICTED SUBSIDIARIES.[End Strikethrough]

       [Begin Strikethrough]The Company (i) shall not, and shall not permit any Restricted Subsidiary of the Company to, transfer, convey, sell, lease or otherwise dispose of any Equity Interests in any Restricted Subsidiary of the Company to any Person (other than the Company or a Restricted Subsidiary of the Company), unless (a) such transfer, conveyance, sale, lease or other disposition is of all the Equity Interests in such Restricted Subsidiary and
(b) the Net Cash Proceeds, if any, from such transfer, conveyance, sale, lease or other disposition are applied in accordance with Section 4.10 hereof, and
(ii) will not permit any Restricted Subsidiary of the Company to issue any of its Equity Interests (other than, if necessary, shares of its Capital Stock constituting directors' qualifying shares) to any Person other than to the Company or a Restricted Subsidiary of the Company except as permitted pursuant to Section 4.09 hereof.[End Strikethrough] [RESERVED]

       HOLDERS WHO WISH TO CONSENT SHOULD DELIVER, BY REGULAR MAIL, AIR COURIER, MESSENGER OR FAX, THEIR PROPERLY COMPLETED, EXECUTED AND DATED CONSENT FORMS TO THE DEPOSITORY IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH HEREIN AND THEREIN. ALL FACSIMILE TRANSMISSIONS MUST BE FOLLOWED BY DELIVERY OF ORIGINALLY EXECUTED CONSENTS. THE METHOD OF DELIVERY OF ALL DOCUMENTS, INCLUDING CONSENTS, IS AT THE ELECTION AND RISK OF THE HOLDER. THE ADDRESS OF THE DEPOSITORY IS AS FOLLOWS:


                               By Regular Mail:
                   ChaseMellon Shareholder Services, L.L.C.
                             Post Office Box 3301
                      South Hackensack, New Jersey 07606
                     Attention: Reorganization Department


                               By Hand Delivery:
                   ChaseMellon Shareholder Services, L.L.C.
                           120 Broadway, 13th Floor
                           New York, New York 10271
                     Attention: Reorganization Department


                             By Overnight Courier:
                   ChaseMellon Shareholder Services, L.L.C.
                      85 Challenger Road-Mail Drop-Reorg
                       Ridgefield Park, New Jersey 07660
                     Attention: Reorganization Department


               Facsimile Transmission:                 Confirm Facsimile Only:
                   (201) 296-4293                           (201) 296-4860
        (Originally executed consents must follow)

       SFX HAS NOT AUTHORIZED ANY PERSON TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS SOLICITATION OF CONSENTS OTHER THAN AS SET FORTH HEREIN AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY SFX. THE DELIVERY OF THIS CONSENT SOLICITATION STATEMENT SHALL NOT, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AFTER THE DATE HEREOF.


       Any question or requests for assistance or additional copies of this Consent Solicitation Statement or the Consent Form may be directed to the Information Agent at its telephone number and location set forth below. You may also contact your broker, dealer, commercial bank or trust company or other nominee for assistance covering the Consent Solicitation.

                              INFORMATION AGENT:


                          [GEORGESON & COMPANY INC. LOGO]
                               Wall Street Plaza
                           New York, New York 10005
                Banks and Brokers Call Collect: (212) 440-9800
                    Holders Call Toll Free: (800) 223-2064

                              SOLICITATION AGENT:

                                LEHMAN BROTHERS
                           3 World Financial Center
                          200 Vesey Street, 9th Floor
                           New York, New York 10285
                            Collect: (212) 528-7581
                           Toll Free: (800) 438-3242
                           Attention: Hyonwoo Shin